SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At the annual meeting of the stockholders of A. O. Smith Corporation (“Company”) held on April 9, 2007, the Company’s stockholders approved the amended A. O. Smith Combined Incentive Compensation Plan (“the Plan”) effective January 1, 2007. This amends the Plan which had been previously approved by the stockholders in 2002.

The purpose of the Plan is (i) to provide additional compensation as an incentive to induce key employees and directors to remain in the employ of the Company; (ii) to secure or increase on reasonable terms their stock ownership in the Company or to otherwise align their interests with the Company’s stockholders; (iii) to motivate such employees and directors, by means of growth-related incentives, to achieve long-range growth goals; and (iv) to provide incentive compensation opportunities which are competitive with those of other major corporations.

The Plan, as amended, increases the total number of shares of Common Stock available for issuance by 1,250,000. The Plan is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the Company’s annual meeting of stockholders held on April 9, 2007.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed herewith:

(10.1) A. O. Smith Combined Incentive Compensation Plan (incorporated by reference to Exhibit A to A. O. Smith Corporation’s definitive proxy statement on Schedule 14A for the A. O. Smith Corporation Annual Meeting of Stockholders held April 9, 2007.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: April 13, 2007	By:	/s/ W. David Romoser
W. David Romoser Senior Vice President, General Counsel and Secretary

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